UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2015

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

855-979-2012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 21, 2015, the shareholders of WPX Energy, Inc. (the “Company” or “WPX”) approved an amendment to the WPX Energy, Inc. 2013 Incentive Plan (the “Plan”). The amendment authorized an additional 10,000,000 shares for issuance under the Plan such that a total of 11,939,626 shares are available for issuance (the 11,939,626 shares represent 1,939,626 shares remaining as of March 3, 2015, plus 10,000,000 new shares), and 20,680,725 shares are subject to the plan (the 20,680,725 shares represent the 11,939,626 shares available for issuance plus the 8,741,099 shares subject to awards already issued but subject to forfeiture; per the terms of the existing Plan, any shares subject to awards that are forfeited, terminated or settled in cash shall again be available for grant). The amendment did not make any other changes to the Plan. The Plan provides for awards to employees, officers, and non-management directors of WPX and its affiliates. The Plan permits the granting of stock options (including incentive stock options, or ISOs), restricted stock units, performance units, performance shares, stock appreciation rights, and other stock-based awards valued in whole or in part by reference to or otherwise based on WPX Common Stock or other securities.

The foregoing description of the amendment to the Plan is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Company’s annual meeting of stockholders of WPX Energy, Inc. held on May 21, 2015, the following actions took place.

1.	Election of Directors. The Company’s stockholders reelected Ms. Lubel and Messrs. Granberry, Kindick, and Work as directors of the Company for a one-year term based on the following votes.

Nominee	For	Against	Abstain	Broker Non-Votes
William R. Granberry	160,399,942	2,989,970	94,220	24,268,658
Kelt Kindick	162,095,881	1,292,739	95,512	24,268,658
Kimberly S. Lubel	158,932,020	4,462,186	89,926	24,268,658
David F. Work	160,367,838	3,026,432	89,862	24,268,658

2.	Say on Pay. The Company’s stockholders approved, on a non-binding advisory basis, the Company’s executive compensation based on the following votes.

For	Against	Abstain	Broker Non-Votes
135,672,706	27,618,574	192,852	24,268,658

3.	Declassification of the Board of Directors. The Company’s stockholders approved the proposal to declassify the Company’s Board of Directors based on the following votes.

For	Against	Abstain	Broker Non-Votes
162,691,442	597,840	194,850	24,268,658

4.	Amendment to the WPX Energy, Inc. 2013 Incentive Plan. The Company’s stockholders approved an amendment to the WPX Energy, Inc. 2013 Incentive Plan to increase the number of authorized shares based on the following votes.

For	Against	Abstain	Broker Non-Votes
159,735,725	3,569,589	178,818	24,268,658

5.	Ratification of Appointment of Auditors. The Company’s stockholders approved the ratification of the appointment of Ernst & Young LLP as the independent public accounting firm for the Company for the year ending December 31, 2015 based on the following votes.

For	Against	Abstain	Broker Non-Votes
186,681,333	917,532	153,925	0

6.	Stockholder Proposal. The Company’s stockholders did not approve the stockholder proposal regarding reporting of quantitative indicators and practices for hydraulic fracturing based on the following votes.

For	Against	Abstain	Broker Non-Votes
45,470,932	93,361,485	23,651,403	24,268,658

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

4.1	Amendment No. 1 to the WPX Energy, Inc. 2013 Incentive Plan (incorporated by reference to Appendix B to WPX Energy, Inc.’s definitive proxy statement on Schedule 14A (File No. 001-35322) filed with the SEC on March 31, 2015).

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

Date: May 27, 2015	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Vice President and Corporate Secretary

Exhibit No.	Description

Exhibit 4.1	Amendment No. 1 to the WPX Energy, Inc. 2013 Incentive Plan (incorporated by reference to Appendix B to WPX Energy, Inc.’s definitive proxy statement on Schedule 14A (File No. 001-35322) filed with the SEC on March 31, 2015).